UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 21, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 21, 2007, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Maxim Integrated Products, Inc. (the "Company") approved cash bonuses to the Company's Chief Executive Officer, Group Presidents and Vice Presidents for meeting certain performance objectives during the fiscal year ended June 30, 2007. The Compensation Committee determined the bonus amounts based upon the completion of individual, quarterly goals established prior to each applicable quarter, creativity and vision and time commitment. Similar performance metrics were used to review other employees of the Company who received bonus payments in September 2007. In addition, the Compensation Committee considered the recommendations made by the Chief Executive Officer with respect to each individual's performance. Accordingly, the Compensation Committee awarded the following bonuses, to be paid in the second fiscal quarter of fiscal 2008, to the Company's principal executive officer and the named executive officers expected to be identified in the next proxy statement of the Company:

Name of Executive Officer	Position	Amount of Performance Bonus for Fiscal Year 2007
Tunç Doluca	Chief Executive Officer and President	$825,000
Vijay Ullal	Group President	$680,644
Pirooz Parvenrendeh	Group President	$541,938
Rich Hood	Vice President	$398,159

The base salaries of the executive officers named in the table above were not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Vice President of Finance

Date: November 27, 2007